Filed by Smithtown Bancorp, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Smithtown Bancorp, Inc.
(Commission File No. 0 – 13314)

Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY  11788-5138
Direct Dial:  631-360-9304
Direct Fax:   631-360-9380
brock@bankofsmithtown.net

Release Date:  October 29, 2010

Contact:  Ms. Judith Barber
                              Corporate Secretary

SMITHTOWN BANCORP ANNOUNCES
THIRD QUARTER RESULTS

Loss of $20.5 million
for Third Quarter

$25.0 million in Loan Loss Provisions
 and $14.3 million in Net Charge-Offs

Smithtown, NY, October 29, 2010 - Smithtown Bancorp, Inc. (NASDAQ: SMTB) announced a loss of $20.5 million for the third quarter of 2010, or $1.38 per fully diluted share.  The loss includes a valuation allowance during the quarter of $8.8 million against the Company’s deferred tax asset at September 30, 2010.  The net loss for the nine months ended September 30, 2010 was $63.5 million, or $4.27 per fully diluted share.

For the third quarter, Bank of Smithtown made provisions for loan losses of $25.0 million.  This figure is in line with provisions made during the first two quarters of 2010 and brings the year to date provisions to $77.5 million.  Net charge offs for the third quarter were $14.3 million, or 2.93% of average loans.  Combined with net charge offs of $33.0 million, during the first six months of 2010, total net charge offs for the nine months ended September 30, 2010, were $47.3 million, or 3.12% of average loans.  The allowance for loan losses was $68.7 million at September 30, 2010, or 3.59% of total loans.

The Bank continued to reduce its commercial real estate loans as total loans (including loans held for sale) were down $65.1 million for the quarter and $194.4 million for the year to date.  The year-to-date reductions include the resolution of $97.9 million in problem loans as well as $47.4 million in gross charge-offs.  Nonperforming loans ended the third quarter at $279.8 million, or 14.62% of total loans and loans 30-89 days past due totaled $43.8 million, or 2.29% of total loans.  At December 31, 2009, nonperforming loans were $130.2 million, or 6.23%, of total loans and loans 30-89 days past due were $20.8 million, or .99% of total loans.  Total loans (including loans held for sale) at September 30 were $1.913 billion compared to $2.107 billion at December 31, 2009.

At September 30, 2010, the Company’s Tier 1 Leverage capital ratio was 4.06%, Tier 1 Capital to Total Assets was 4.09%, Tier 1 Risk-Based Capital ratio was 5.40% and the Total Risk-Based Capital ratio was 8.63%.  The Bank’s Tier 1 Leverage ratio was 4.72%, Tier 1 Capital to Total Assets was 4.74%, Tier 1 Risk-Based Capital ratio was 6.28% and the Total Risk-Based Capital ratio was 8.59%.  All of these capital ratios are below the targets set forth in the Consent Agreement with the FDIC and the New York State Banking Department.

Smithtown Bancorp’s Chairman & Chief Executive Officer Brad Rock commented: “Our focus remains on serving the long term valued customers of Bank of Smithtown as we work through the process of merging our Company with People’s United Financial, Inc. (NASDAQ: PBCT) of Bridgeport, Connecticut.  We presently expect the merger transaction to close this quarter.”

Bank of Smithtown is a 100 year-old community bank with approximately $2.3 billion in assets and 30 branches on Long Island and in Manhattan.  The stock of its parent holding company, Smithtown Bancorp, is traded on the NASDAQ Global Select Market under the symbol “SMTB.”

People’s United Financial, Inc., a diversified financial services company with approximately $22 billion in assets, provides consumer and commercial banking services through its subsidiary, People’s United Bank, with nearly 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York.  Through additional subsidiaries, People’s United provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

*      *      *

Additional Information and Where to Find It

In connection with the proposed merger, People’s United Financial, Inc. (“People’s”) has filed with the SEC a Registration Statement on Form S-4 that included a Proxy Statement of Smithtown Bancorp, Inc. (“Smithtown”) and a Prospectus of People’s, as well as other relevant documents concerning the proposed transaction.  A special meeting of the common stockholders of Smithtown Bancorp will be held at the Sheraton Long Island Hotel, 110 Motor Parkway, Hauppauge, New York 11788 on November 19, 2010 at 10:00 a.m. local time.  Smithtown mailed its Proxy Statement on October 15, 2010, to shareholders of record as of October 8, 2010.  Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about People’s and Smithtown at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, free of charge, from People’s at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or from Smithtown Bancorp by accessing Smithtown Bancorp’s website at www.bankofsmithtownonline.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

People’s and Smithtown and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Smithtown in connection with the proposed merger.  Information about the directors and executive officers of People’s is set forth in the proxy statement for People’s’ 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 23, 2010.  Information about the directors and executive officers of Smithtown is set forth in the proxy statement for Smithtown’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 12, 2010.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

Forward-Looking Statements

Certain statements contained in this release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such.  In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:  local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

SMITHTOWN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(Dollar amounts in thousands except share data)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$32,172	$18,745
Interest earning deposits with banks	69,611	3,409
Total cash and cash equivalents	101,783	22,154
Term placements	507	507
Securities available for sale	199,102	397,274
Securities held to maturity (fair value of $34 and $67, respectively)	33	66
Loans held for sale	-	16,450
Loans	1,912,963	2,090,896
Less: allowance for loan losses	68,682	38,483
Loans, net	1,844,281	2,052,413
Restricted stock, at cost	18,002	18,353
Real estate owned, net	3,511	2,013
Premises and equipment, net	52,892	47,708
Goodwill	3,923	3,923
Intangible assets	433	616
Cash value of company owned life insurance	25,358	24,874
Accrued interest receivable and other assets	28,291	48,579
Total assets	$2,278,116	$2,634,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Demand deposits	$145,355	$152,306
Savings, NOW and money market deposits	867,661	999,066
Time deposits of $100,000 or more	457,842	508,632
Other time deposits	344,411	415,024
Total deposits	1,815,269	2,075,028
Other borrowings	311,480	352,820
Subordinated debentures	56,595	56,351
Accrued interest payable and other liabilities	19,764	14,976
Total liabilities	2,203,108	2,499,175

Stockholders' equity
Preferred stock, par value $.01 per share :
Authorized: 1,000,000 shares at September 30, 2010 and December 31,
2009, respectively; no shares issued or outstanding	-	-
Common stock, par value $.01 per share:
Authorized: 35,000,000 shares at September 30, 2010 and December 31,
2009, respectively; 17,019,372 and 16,907,346 shares
issued at September 30, 2010 and December 31, 2009, respectively;
14,967,508 and 14,855,482 shares outstanding at September 30, 2010
and December 31, 2009, respectively	170	169
Additional paid-in capital	82,557	82,318
Retained earnings	1,361	64,820
Treasury stock, at cost, 2,051,864 shares	(10,062)	(10,062)
	74,026	137,245
Accumulated other comprehensive loss	982	(1,490)
Total stockholders' equity	75,008	135,755
Total liabilities and stockholders' equity	$2,278,116	$2,634,930

SMITHTOWN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(Dollar amounts in thousands except share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Interest income:
Loans	$24,555	$29,317	$78,585	$82,859
Taxable securities	1,464	2,314	4,890	4,020
Tax exempt securities	495	440	1,496	635
Interest earning deposits with banks	21	20	61	146
Other	211	239	645	546
Total interest income	26,746	32,330	85,677	88,206

Interest expense:
Savings, NOW and money market deposits	2,026	3,715	6,689	10,364
Time deposits of $100,000 or more	2,487	3,257	8,025	9,968
Other time deposits	2,250	3,291	7,431	10,559
Other borrowings	2,134	2,287	6,384	6,773
Subordinated debentures	1,041	922	3,067	1,915
Total interest expense	9,938	13,472	31,596	39,579
Net interest income	16,808	18,858	54,081	48,627
Provision for loan losses	25,000	10,000	77,500	13,000
Net interest income after provision for loan losses	(8,192)	8,858	(23,419)	35,627

Noninterest income:
Revenues from insurance agency	843	836	2,560	2,711
Service charges on deposit accounts	653	619	1,913	1,737
Net gain on the sale of investment securities	-	959	518	1,481
Trust and investment services	124	136	473	463
Increase in cash value of company owned life insurance	206	108	484	341
OTTI loss:
Total OTTI losses	(177)	(69)	(774)	(324)
Portion of loss recognized in other comprehensive income	20	-	37	-
Net impairment losses recognized in earnings	(157)	(69)	(737)	(324)
Other	894	396	2,150	1,298
Total noninterest income	2,563	2,985	7,361	7,707

Noninterest expense:
Salaries and employee benefits	5,408	5,381	15,968	15,428
Occupancy and equipment	3,976	3,033	11,681	8,391
Federal deposit insurance	1,534	824	4,795	3,171
Amortization of intangible assets	61	85	183	266
Valuation allowance for other real estate owned	-	-	-	-
Other	4,416	1,664	12,113	4,334
Total noninterest expense	15,395	10,987	44,740	31,590

Income (loss) before income taxes	(21,024)	856	(60,798)	11,744
Provision (benefit) for income taxes	(548)	(42)	2,661	3,817
Net income (loss)	$(20,476)	$898	$(63,459)	$7,927

Comprehensive income (loss)	$(20,637)	$4,237	$(60,987)	$9,605
Basic earnings (loss) per share	$(1.38)	$0.06	$(4.27)	$0.60
Diluted earnings (loss) per share	$(1.38)	$0.06	$(4.27)	$0.59

Selected Financial Data
(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Basic earnings per share	$(1.38)	$0.06	$(4.27)	$0.60
Diluted earnings per share	(1.38)	0.06	(4.27)	0.59

Assets	$2,278,116	$2,670,257	$2,278,116	$2,670,257
Loans	1,912,963	2,090,714	1,912,963	2,090,714
Deposits	1,815,269	2,080,590	1,815,269	2,080,590

Return on Average Equity	(82.27)	2.32	(69.22)	7.62

Return on Average Assets	(3.58)	0.15	(3.54)	0.47

Net Interest Margin	3.10	3.26	3.18	3.04

Efficiency	77.77	52.09	71.62	57.12